EXHIBIT 99.1
IDEAL INNOVATIONS, INC., OSHKOSH TRUCK, AND CERADYNE, INC. AWARDED
CONTRACT FOR BULL™ MINE RESISTANT AMBUSH PROTECTED VEHICLES
Team Will Manufacture and Deliver Bull™ Armored Vehicles to US Military For Testing
ARLINGTON, VA, OSHKOSH, WI, & COSTA MESA, CA, DECEMBER 19, 2007— Ideal Innovations, Inc. (I-3), Oshkosh Truck Corporation [NYSE:OSK], and Ceradyne, Inc. [NASDAQ:CRDN] announced today that they have been awarded a delivery order of $18.1 million by the government to produce and deliver Category 1 (6 man) variants and targets of The Bull™ Mine Resistant Ambush Protected (MRAP) vehicle to the U.S. Marine Corps Joint MRAP program office. The vehicles are to be delivered in the first quarter of calendar year 2008 and will be used for further government testing of their Explosively Formed Penetrator (EFP) resistant capabilities. Improving upon current MRAP vehicle protection and mobility capabilities, these vehicles are designated as MRAP II type vehicles. This delivery order will be shipped against a $12.5 billion indefinite delivery/indefinite quantity (ID/IQ) contract. The companies record as firm orders and backlog only delivery orders, such as the above $18.1 million, that have firm scheduled delivery dates.
“The team is looking forward to supplying the The Bull™ MRAP II to the government for further testing. We will continue to work with our partners in this effort to ensure we provide vehicles to meet contract requirements and bring this life-saving technology to the field as quickly as possible,” said Bob Kocher, president of Ideal Innovations, Inc.
The Bull™, an MRAP II armored combat vehicle, is manufactured on an existing military chassis, manufactured by Oshkosh Truck, designed for off-road operations with parts, logistics, manuals and training; all of which are currently available within the Department of Defense system as part of the Medium Tactical Vehicle Replacement (MTVR) Truck Program. The new vehicle features an undercarriage design with V-shaped plates that deflect, rather than absorb, Improvised Explosive Device (IED) and mine blasts from below. The integrated design crew compartment, manufactured by Ceradyne, helps to protect the crew with an advanced armor designed to defeat IEDs and Explosively Formed Penetrators (EFPs), the most dangerous threats faced today by marines and soldiers in Iraq.
On October 2, 2007, I-3, Oshkosh Truck, and Ceradyne, Inc. announced that they had delivered their initial two test vehicles to the U.S. Army Aberdeen Test Center. The government solicitation to industry was posted on July 31, which gave vendors 60 days to submit their proposals and vehicles for blast and road testing. The positive results displayed by the initial test vehicles have paved the way for additional user testing on the 6 vehicles which will follow.
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About Oshkosh Truck Corporation
Oshkosh Truck Corporation is a leading designer, manufacturer and marketer of a broad range of specialty access equipment, military, fire and emergency and commercial vehicles and vehicle bodies. Oshkosh’s products are valued worldwide by rental companies, defense forces, fire and emergency units, municipal and airport support services and concrete placement and refuse businesses where high quality, superior performance, rugged reliability and long-term value are paramount. For more information, log on to www.oshkoshtruckcorporation.com.
About Ideal Innovation, Inc.
I-3 is a worldwide consulting firm that provides innovative solutions for government and private industry to meet their most pressing technological, scientific, managerial and security requirements. I-3 was recently ranked the second fastest-growing government services company and the 46th fastest growing company in the nation on the Inc. 500. For more information, visit www.idealinnovations.com. ™ is a trademark of Ideal Innovations, Inc.

About Ceradyne, Inc.
Ceradyne develops, manufactures and markets advanced technical ceramic products and components for defense, industrial, automotive/diesel and commercial applications. Additional information about the Company can be found at www.ceradyne.com.
Forward-Looking Statements
For Oshkosh Truck
 This press release contains statements that the company believes are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding the Company’s future financial position, business strategy, targets, projected sales, costs, earnings, capital spending and debt levels, and plans and objectives of management for future operations, are forward-looking statements. When used in this press release, words such as “expects,” “intends,” “estimates,” “anticipates,” or “believes” and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the cyclical nature of the Company’s markets, the Company’s ability to successfully execute on the “Bull"™ teaming agreement, risks related to reductions in government expenditures and the uncertainty of government contracts. Additional information concerning these and other factors is contained in the Company’s filings with the Securities and Exchange Commission.
For Ceradyne, Inc.
Except for the historical information contained herein, this news release contains forward-looking statements regarding future events and the future performance of Ceradyne that involve risks and uncertainties that could cause actual results to differ materially from those projected. Words such as “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions are intended to identify forward-looking statements. These risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and its Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.
CONTACT:
Ideal Innovations, Inc.
Robert W. Kocher, President
703-528-9101
Ceradyne, Inc.
Marc King, Vice President, Armor Operations
202-223-9545
Oshkosh Truck Corporation
Ann Stawski
Vice President, Marketing Communications
920-966-5959
Patrick Davidson
Vice President, Investor Relations
920-966-5939